Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tower Tech, Inc. on Form S-8 (File No. 333-07337) of our report dated February 12, 1997, on our audit of the financial statements of Tower Tech, Inc. as of November 30, 1996 and for the year then ended, which report is included in this Annual Report on Form 10-KSB.

COOPERS & LYBRAND L.L.P.
Oklahoma City, Oklahoma
February 26, 1997

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